FIRST AMENDMENT TO LOAN AGREEMENT,
DEED OF TRUST OTHER LOAN DOCUMENTS

THIS FIRST AMENDMENT TO LOAN AGREEMENT, DEED OF TRUST AND OTHER LOAN DOCUMENTS (this “Agreement”) is made as of February 28, 2015 by and among FOREST PARK REALTY PARTNERS III, LP, a Texas limited partnership, and BT FOREST PARK REALTY PARTNERS, LP, a Texas limited partnership (collectively, “Borrower”), and SABRA TEXAS HOLDINGS, L.P., a Texas limited partnership (“Lender”), with respect to the following Recitals:

R E C I T A L S:

A.    Borrower and Lender are parties to that certain Loan Agreement dated as of October 22, 2013 (the “Loan Agreement”), pursuant to the terms and conditions of which Lender agreed to lend and Borrower agreed to borrow up to the sum of One Hundred Ten Million and no/100 Dollars ($110,000,000.00) (the “Loan”). Unless otherwise defined herein, all initially-capitalized terms herein shall have the same meanings given to such terms in the Loan Agreement.

B.    The Loan is evidenced by that certain Secured Promissory Note dated October 22, 2013, in the original principal amount of the Loan, executed by Borrower in favor of Lender (the “Note”).

C.    The repayment of the Note and Borrower’s performance of its obligations under the Loan Agreement and the other Loan Documents (as hereinafter defined) are secured by, inter alia, that certain Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing dated as of October 22, 2013, executed by Borrower, as grantor, and naming Kyle Denbow, as trustee, and Lender, as beneficiary, filed on October 22, 2013 under Instrument No. 201300330419 of the Real Property Records of Dallas County, Texas (the “Deed of Trust”), and encumbering that certain real property located in Dallas County, Texas, more particularly described on Exhibit A attached thereto and by this reference incorporated herein (the “Property”).

D.    Borrower has requested that Lender modify the Loan and amend the Loan Documents in certain respects. Lender is willing to grant Borrower’s request upon the terms and subject to the conditions set forth in this Agreement.

E.    The Loan Agreement, Note, Deed of Trust and any other document, agreement or instrument which now or hereafter evidences and/or secures the Loan, together with any replacements, substitutions, supplements, modifications or amendments thereof or thereto (including, without limitation, any amendment to such documents as provided herein), shall be collectively referred to herein as the “Loan Documents.”

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereto agree as follows:

1.    Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

(a)    Deleted Definition. The definition of “Lockout Period” in Section 2.1 of the Loan Agreement is hereby deleted in its entirety.
(b)    Amended Definitions. The following definitions in Section 2.1 of the Loan Agreement are hereby amended and restated in their entirety to read as follows:
“Maturity Date: The earlier of (i) the last date of the calendar month that is a full thirty-six (36) months from the Closing Date or any earlier date on which the Loan shall be required to be paid in full, whether by acceleration or otherwise, or Borrower elects to prepay the Loan in full pursuant to Section 3.5, or (ii) the date on which Lender or an Affiliate of Lender acquires the Facility pursuant to the call option set forth in the Option Agreement.”
“Option Agreement: That certain First Amended and Restated Option Agreement dated effective as of February 28, 2015, by and between Lender and Borrower, pursuant to which, Borrower has granted to Lender a purchase option to acquire the Facility.”
(c)    Additional Definition. The following definition is hereby added to Section 2.1 of the Loan Agreement:
“Standstill Agreement: That certain letter standstill agreement dated as of February 11, 2015, by and between Borrower and Facility Tenant.”
(d)    Prepayments. Section 3.5(d) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(d)    Prepayments. Borrower shall have the right to make prepayments of the Loan in whole, but not in part, at any time provided Borrower (i) gives Lender written notice of such prepayment not more than sixty (60) days and not less than ten (10) Business Days prior to the date of such prepayment; provided, however, such written notice shall not be required in the event of a purchase of the Facility by Lender or an Affiliate of Lender pursuant to call option set forth in the Option Agreement; and (ii) such prepayment is accompanied by all accrued and unpaid interest on the amount so prepaid up to and including the date of prepayment, if any. If Borrower elects to prepay the Loan, such election shall be irrevocable. If Borrower fails to prepay the Loan on the date specified in such written notice, such failure shall constitute an immediate Event of Default.”
(e)    Call Option. Sections 6.5 and 7.8 of the Loan Agreement are hereby amended to delete the phrase “either of the options” wherever such phrase appears, and replace such phrase with the phrase “the call option”.

(f)    Interest Deferral. Notwithstanding anything in Section 3.5 of the Loan Agreement, Borrower shall be permitted to defer a portion of the regularly scheduled payments of interest on the outstanding principal balance of the Loan that are due and payable for the period commencing on March 1, 2015 and expiring on June 30, 2015 (the “Deferral Period”); provided, however, in no event shall the payments of accrued interest during the Deferral Period be less than the applicable amounts set forth below or paid after the applicable dates set forth below:

Payment Date	Amount
Friday, March 6, 2015	$250,000
Friday, April 3, 2015	$250,000
Friday, May 1, 2015	$250,000
Friday, June 5, 2015	$250,000

Borrower shall be obligated to resume regular payments of interest on the outstanding principal balance of the Loan commencing in July, 2015 and continuing on the first (1st) day of each calendar month thereafter; provided, however, that for the months of July, August, September, October, November and December of 2015 only, regularly scheduled payments of interest shall be due and payable on the date set forth below for the applicable month:

Interest Payment Date
Friday, July 3, 2015
Friday, August 7, 2015
Friday, September 4, 2015
Friday, October 2, 2015
Friday, November 6, 2015
Friday, December 4, 2015

The aggregate amount of the interest deferred by Borrower (the “Deferred Interest Amount”) relating to the Deferral Period shall bear interest at a fixed rate per annum equal to ten percent (10%), from the date such interest was due and payable as provided in Section 3.5(a) of the Loan Agreement until paid in full. In the event that any portion of the Deferred Interest Amount (together with any accrued and unpaid interest thereon) shall remain outstanding as of July 31, 2016, commencing on August 1, 2016 and continuing on the first (1st) day of each calendar month thereafter until the Maturity Date, Borrower shall make equal monthly payments to Lender (in addition to the amounts required to be paid by Borrower under the provisions of Section 3.5(a) of the Loan Agreement) in an amount sufficient to amortize such outstanding Deferred Interest Amount (and accrued interest thereon) over a twelve (12) month period. The Deferred Interest Amount, and all accrued and unpaid interest thereon, shall in all events be due and payable upon the earlier to occur of (i) the purchase of the Facility by Lender or an Affiliate of Lender pursuant to call option set forth in the Option Agreement or (ii) the Maturity Date.

(g)    Application of Rents Received. Borrower agrees that, until the Deferred Interest Amount and all accrued and unpaid interest thereon shall be paid in full, all payments of rent under the Facility Lease (other than amounts payable under the Standstill Agreement relating to outstanding ad valorem taxes attributable to the Leased Premises and interest and penalties thereon) shall promptly be turned over to Lender upon receipt by Borrower. During the Deferral Period, all such amounts paid to Lender shall be applied by Lender in the following order of priority: (i) to Borrower’s obligation to make the minimum monthly payments of accrued interest pursuant to the provisions of Section 1(f) above, (ii) to the payment of accrued but unpaid interest on the Deferred Interest Amount; and (iii) to the payment of all or any portion of the principal balance of the Deferred Interest Amount. Following the expiration of Deferral Period, all such amounts paid to Lender shall be applied by Lender in the following order of priority: (x) payment of interest on the outstanding principal balance of the Loan as provided in Section 3.5(a) of the Loan Agreement; (y) payment of accrued but unpaid interest on the Deferred Interest Amount; and (z) payment of all or any portion of the principal balance of the Deferred Interest Amount.

(h)    Additional Collateral. If and to the extent Borrower receives or takes title to units of ownership in Facility Tenant at any time during Loan Term, Borrower agrees that such units of ownership in Facility Tenant shall become additional collateral for the Loan. To that end, as additional consideration for Lender’s execution of this Agreement, Borrower hereby GRANTS, BARGAINS, CONVEYS, ASSIGNS, TRANSFERS, and SETS OVER unto Lender a first and prior security interest in all of Borrower’s right, title, and interest in, to and under all rights Borrower has or may in the future obtain by virtue of the acquisition by Borrower of units of ownership in Facility Tenant (the “Additional Collateral”). The Additional Collateral shall be deemed part of the Mortgaged Property (as defined in the Deed of Trust). Borrower shall deliver to Lender, in form and substance satisfactory to Lender, such financing statements and such further assurances as Lender may, from time to time, reasonably consider necessary to create, perfect, and preserve Lender’s security interest herein granted, and Lender may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to create, perfect, and preserve such security interest. Borrower hereby authorizes Lender to prepare and file new financing statements, financing statement amendments, and financing statement continuations that describe all or any portion of the Additional Collateral as collateral thereunder, and Lender may file such statements without any signature of Borrower or of a representative of Borrower appearing thereon, where such filings are permitted by applicable Legal Requirements.

(i)    Section 9.1(j) of the Loan Agreement is hereby deleted in its entirety and the following is substituted as Section 9.1(j) and Section 9.1(k) thereof:

“(j)    The occurrence of an Event of Default (as defined in the Facility Lease) or the failure by Facility Tenant to timely pay each amount due and payable to Borrower under the terms of the Standstill Agreement (other than amounts payable under the Standstill Agreement relating to outstanding ad valorem taxes attributable to the Leased Premises and interest and penalties thereon); or

(k)    A default shall occur under any other lease or agreement between Lender or an Affiliate of Lender and Borrower, or any letter of credit, guaranty, mortgage, deed of trust, or other instrument executed by Borrower in favor of Lender or an Affiliate of Lender, in every case, whether now or hereafter existing, where the default is not cured within any applicable grace period set forth therein.”

2.    Amendment to Note. Section 3(b) of the Note is hereby amended and restated in its entirety to read as follows:

“(b)	This Note may be prepaid as provided in Article 3 of the Loan Agreement.”
3.    Amendments to Other Loan Documents.

All of the other Loan Documents not specifically described herein are hereby amended to reflect the amendments described herein.

4.    Approval of Standstill Agreement.

Lender hereby consents to the execution by Borrower and Facility Tenant of the Standstill Agreement, the form of which has been provided to and approved by Lender.

5.    Reaffirmation of Obligations.

(a)    Borrower hereby acknowledges and reaffirms its obligations under the Note and the other Loan Documents, as such documents have been amended by this Agreement, and agrees that any reference made in any of the Loan Documents to such documents shall mean as amended pursuant to this Agreement.

(b)    Borrower hereby acknowledges and agrees that the execution and delivery of this Agreement by Lender shall not be deemed or construed to constitute a waiver by Lender of any default existing under any of the Loan Documents or a commitment by Lender to otherwise modify the Loan Documents.

6.    Representations and Warranties.

As a material inducement to Lender’s entry into this Agreement, Borrower represents and warrants to Lender that:

(a)    To the best of Borrower’s knowledge, as of the date hereof (and after giving effect to all of the amendments reflected in this Agreement), no Event of Default by Borrower exists hereunder or under the Loan Agreement, the Note, or any of the other Loan Documents, and no event exists which, with the giving of notice or the passage of time, or both, would give rise to an Event of Default by Borrower hereunder or under any of the Loan Documents; and

(b)    To the best of Borrower’s knowledge, Lender is not in default and has performed all of its obligations under the Loan Documents, and Borrower does not have any claim against Lender or defense against the enforcement of the Loan Documents or any part thereof.

7.    References to Defined Terms.

Wherever the defined term “Agreement”, “Deed of Trust”, “Loan Agreement”, “Loan Documents” or “Note” is used in any of the Loan Documents, such references shall be deemed to mean such document as amended by this Agreement.

8.    Effect of Loan Documents.

Except as specifically amended pursuant to the terms of this Agreement, the terms and conditions of the Loan Agreement, the Note, the Deed of Trust and the other Loan Documents shall remain unmodified and in full force and effect. In the event of any inconsistencies between the terms of this Agreement and any terms of any of the Loan Documents, the terms of this Agreement shall govern and prevail.

9.    Governing Law.

This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Texas without giving effect to any “conflict of law” rules of such state.

10.    Counterparts.

This Agreement may be executed and delivered (including by facsimile or Portable Document Format (pdf) transmission) in counterparts, all of which executed counterparts shall together constitute a single document. Signature pages may be detached from the counterparts and attached to a single copy of this document to physically form one document. Any such facsimile documents and signatures shall have the same force and effect as manually-signed originals and shall be binding on the parties hereto.

11.    Further Assurances.

At any time or from time to time upon the reasonable request of Lender, Borrower shall, at its expense, promptly execute, acknowledge and deliver, or cause to be executed, acknowledged, or delivered, such further instruments and documents and perform such other acts as may be necessary or advisable, in the reasonable discretion of Lender, for carrying out the intention or facilitating the performance of the terms of this Agreement or any of the other Loan Documents, or for assuring the validity of, perfecting, or preserving the lien of the Deed of Trust and/or any other Loan Documents, as modified by this Agreement.

12.    Attorneys’ Fees.

If any party commences an action against another party to interpret or enforce any of the terms of this Agreement or because of the breach by the other party of any of the terms hereof, the losing party shall pay to the prevailing party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action, whether or not the action is prosecuted to a final judgment. For purposes of this Agreement, the terms “attorneys’ fees” or “attorneys’ fees and costs” shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. The terms “attorneys’ fees” or “attorneys’ fees and costs” shall also include, without limitation, all such fees and expenses incurred with respect to appeals, arbitrations and bankruptcy proceedings, and whether or not any action or proceeding is brought with respect to the matter for which said fees and expenses were incurred. The term “attorney” shall have the same meaning as the term “counsel.”

13.    Entire Agreement.

This Agreement contains the entire understanding of Lender and Borrower with respect to the subject matter hereof, and no prior or contemporaneous written or oral agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Agreement may be amended or added to except by an agreement in writing, expressly stating that such agreement is an amendment of this Agreement, signed by the parties to this Agreement or their respective successors in interest.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BORROWER:
FOREST PARK REALTY PARTNERS III, LP,
a Texas limited partnership
By:    Neal Richards Group Forest Park Development, LLC,
    a Texas limited liability company,
    its General Partner
By:        /s/ Derrick N. Evers
Name:        Derrick N. Evers
Title:        Manager

BT FOREST PARK REALTY PARTNERS, LP,
a Texas limited partnership
By:    GP BT Healthcare Development Partners, LLC,
    a Texas limited liability company,
    its General Partner
By:        /s/ Richard F. Toussaint
Name:        Richard F. Toussaint
Title:        Manager

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LENDER:
SABRA TEXAS HOLDINGS, L.P.,
a Texas limited partnership
By:    Sabra Texas Holdings GP, LLC,
    a Texas limited liability company,
    Its General Partner
By:    /s/ Harold W. Andrews, Jr.

    Name: Harold Andrews

    Title:    Chief Financial Officer & Secretary

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